UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Resignation of Independent Registered Public Accounting Firm

On April 24, 2025, Marcum LLP (“Marcum”) notified CPI Aerostructures, Inc. (the “Company”) that it was resigning as the Company’s independent registered public accounting firm, effective immediately. Marcum had served as the Company’s independent registered public accounting firm since June 17, 2024 and audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2024.

On November 1, 2024, CBIZ CPAs, P.C. (“CBIZ CPAs”) completed the acquisition of certain of Marcum’s attest assets and substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ CPAs. Following that transaction, Marcum remained as the Company’s independent registered public accounting firm for the completion of its audit for the year ended December 31, 2024. Marcum’s decision to resign as the Company’s independent registered public accounting firm was a result of that transaction and not due to any disagreement with the Company.

Marcum’s audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2024 and the subsequent interim period through April 24, 2025, there were (i) no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of such disagreements in its audit report on the Company’s consolidated financial statements, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum with a copy of the disclosures contained in this Form 8-K and has requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the statements made herein. A copy of Marcum’s letter, dated April 24, 2025, is filed as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On April 24, 2025, the Audit and Finance Committee of the Company’s Board of Directors approved the engagement of CBIZ CPAs as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal year ended December 31, 2024 and through April 24, 2025, neither the Company nor anyone acting on its behalf consulted with CBIZ CPAs regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by CBIZ CPAs to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description

16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated April 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2025	CPI AEROSTRUCTURES, INC.

	By:	/s/ Philip Passarello
Philip Passarello
Chief Financial Officer